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________________________________________________________________________________

Exhibit 10.3 CD-U Agreement between iOra Limited, IQROM Communications, Inc. and IQROM Limited dated June 23, 2000


                           DATED       23rd JUNE 2000







                                (1) IORA LIMITED

                                      and

                  (2) IQROM COMMUNICATIONS INC & IQROM LIMITED







    ------------------------------------------------------------------------

                                 CD-U AGREEMENT

    ------------------------------------------------------------------------





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________________________________________________________________________________

THIS AGREEMENT is made the 23rd day of June 2000

BETWEEN:

(1) IORA LIMITED (Company No.3445693) whose registered office is situated at 1a Intec 2, Intec Business Park, Wade Road, Basingstoke, Hampshire RG24 8NE (the "Supplier");

(2) IQROM COMMUNICATIONS INC (on its own behalf and, for the purposes of and subject to Clause 2.4, on behalf of IQROM LIMITED) whose principal office is situated at 7635 Ashley Park Ct, Suite 503-V, Orlando, Florida, 32835 ("Distributor").

WHEREAS

(A)  The Distributor and Supplier have previously entered into:

     (i) an OEM CD Smart Card Agreement dated 29 June 1999 (as supplemented by a Supplemental Agreement dated 4 April 2000) ("SmartCard Agreement"), and
     (ii) a Value Added Reseller Agreement dated 4 April 2000 ("VAR Agreement") covering iOra's products "SoftCD and "Mobile Intranet".

(B) The parties have agreed to enter into this Agreement to provide Distributor with further rights in respect of SoftCD and to supersede the VAR Agreement in respect of rights to SoftCD.

(C) This Agreement does not affect the SmartCard Agreement and the rights and obligations on the parties in respect of CD Smart Cards shall remain as set out in the SmartCard Agreement.

NOW IT IS HEREBY AGREED as follows:

1.       DEFINITIONS

         In this Agreement the following words and expressions shall have the following meanings:

         1.1    "CD Business        means a storage product whose physical
                Card"               size is similar to a business card
                                    measuring up to 3.5" by 2.5" manufactured utilising CD technology or DVD technology;

         1.2    "CD-U"              shall mean any storage product which
                                    utilizes CD technology or DVD technology, excluding a CD Business Card, which either-

                                    (i) contains a copy of the iOra Client
                                    whose purpose is to allow any part of the content of the storage to be updateable by an iOra SoftCD Publisher (excluding CDs which contain a copy of iOra Client Software which are being used for any non-SoftCD product e.g. iOra Mobile Intranet) or


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                                    (ii) contains a SoftCD Publication (for the
                                    avoidance of doubt such definition of CD-U not including other products developed by the Supplier which can hold content on a CD without the file system on the CD being itself updateable);

         1.3    "Commencement       means 1 July 2000;
                Date"

         1.4    "End User"          means a customer or prospective customer for
                                    the CD-U who purchases the CD-U for use
                                    other than for resale including without
                                    limit for promotional purposes and shall include recipients of the CD-U authorized by such customer to use the CD-U;

         1.5    "Exclusivity"       means the restrictions accepted by the
                                    Licensee under Clauses 4.1(i) and (ii) and
                                    "Exclusive" shall be construed accordingly;

         1.6    "High Risk          means systems in high risk environments
                Systems"            requiring fail-safe performance (such as
                                    nuclear facilities, aircraft navigation or communication systems, air traffic control, direct life support machines, or weapons systems), in which the failure of the Products could lead directly to death, personal injury, or severe physical or environmental damage;

         1.7    "Intellectual       means patents, trade marks, service marks,
                Property Rights"    registered designs, applications for any of
                                    the foregoing, copyright, design rights, know-how, confidential information, trade and business names and any other similar protected rights in any country;

         1.8    "IQROM Group        means any holding company of IQROM and any
                Company"            subsidiary of IQROM or such holding company
                                    ("holding company" and "subsidiary" having the meaning set out in section 736 of the Companies Act 1985 (as amended) );

         1.9    "IQROM              means IQROM Limited (Company No 03732349),
                Limited"            formerly DXP New Media Services Limited;

         1.10   "Products"          means CD-U and/or SoftCD;

         1.11   "Regional           means the royalty targets for sales of the
                 Targets"           Products and CD Business Cards specified in
                                    Schedule 1 in relation to each Region;

         1.12   "Regions"           means the world regions set out in Schedule
                                    1 in relation to which royalty targets are set;

         1.13   "SoftCD             means any additional features that are not
                Additional          part of the existing SoftCD 3.1 and for
                Features"           which a separate charge is made;

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         1.14   "SoftCD             mean a set of files that represent the
                Amendments"         differences between two versions of a SoftCD
                                    Publication with different content, produced by iOra SoftCD Publisher;

         1.15   "SoftCD             means a CD or a file or directory thereon,
                Publication"        which is updated using SoftCD;

         1.16   "SoftCD"            means the software product known as iOra
                                    SoftCD developed and distributed by the
                                    Supplier, including the software known as -
                                    (i) "iOra SoftCD Publisher", and (ii) iOra
                                    Client" (as used with SoftCD Publisher);

         1.17   "Sub-License"       means the form of agreement which grants the
                                    End User the right and license to use the iOra Client, as incorporated within the version for the time being of iOra Client;

         1.18   "Template VAR       means the VAR Agreement annexed hereto in
                Agreement"          Appendix A;

         1.19   "Territory"         means the world;

         1.20   "Year"              means any period of 12 months commencing on
                                    the Commencement Date or any anniversary of the Commencement Date.

2.       GRANT OF RIGHTS

         2.1      Rights granted
                  The Supplier grants to the Distributor the following Exclusive rights (subject to Clauses 4.1, 4.4 and the other provisions hereof):

                  (i) the right to manufacture or have manufactured CD-Us using and incorporating SoftCD;

                  (ii) the right to market, sell and deliver CD-Us subject to the provisions hereof and on the terms of the Sub-License;

                  (iii) the right (subject to Clause 4.4.1) to appoint VARs
                        for CD-Us subject to a VAR agreement which -

                        a) shall contain provisions relating to SoftCD
                           substantially in the form of the Template VAR Agreement unless otherwise agreed in writing by the Supplier, and

                        b) shall be for a period which does not exceed three (3)
                           years, and in any event shall not be of a duration which extends beyond the term of this Agreement as set out in Clause 3, (but for the avoidance of doubt the Distributor will not have rights to sign up VARs to resell any of the Supplier's products other than SoftCD);

                   (iv) the right to copy and distribute copies of SoftCD
                        Client to End Users on the terms of the Sub-License;


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________________________________________________________________________________

                    (v) the right to grant sub-licenses to End Users in the Territory on the terms of the Sub-License;

                    (vi) the right itself to use SoftCD Publisher for the purpose of producing an unlimited number of SoftCD Amendments to an unlimited number of SoftCD Publications which have been produced on CD-Us pursuant to the terms of this Agreement for or on behalf of End Users, (such amendments being distributable to those to whom CD-Us have been distributed under the terms of this Agreement, but not otherwise);

                    (vii) the right to market, sell and deliver copies of SoftCD
                          Publisher for use subject to the Supplier's standard license.

                  and for the avoidance of doubt any right to market shall include a right to demonstrate.

         2.2      Group Companies
                  The Distributor shall be entitled to exercise the rights granted under this Agreement through IQROM Group Companies PROVIDED THAT:

                  (i) each IQROM Group Company complies with the provisions of this Agreement;

                  (ii) the Distributor notifies the Supplier prior to any such exercise, and each such IQROM Group Company executes a deed of Adherence to the obligations in this Agreement if requested by the Supplier prior to such use.

         2.3      Source code
                  The Supplier shall at the Distributor's request enter into a Source Code Escrow Agreement in respect of SoftCD in the standard form of the National Computing Centre as attached in Appendix B subject to the Distributor paying the National Computing Centre's fees in respect thereof.

         2.4      Amendment to VAR Agreement

                  2.4.1 The parties agree that the VAR Agreement shall be amended such that as from the date of this Agreement it shall apply only to the "Mobile Intranet" product and the Distributor's rights to SoftCD under that agreement shall be superseded and replaced by its rights to SoftCD under this Agreement (this being an amendment to the VAR Agreement agreed to have been made in accordance with clause 18.7 of the VAR Agreement).

                  2.4.2 IQROM LIMITED are made a party to this Agreement solely to record their agreement to the variation of the VAR Agreement (in consideration of the grant of rights to their parent company IQROM COMMUNICATIONS INC including as set out in Clause 2.3) as set out in Clause 2.4.1.

3.       *

----------------
*Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.

4.       EXCLUSIVITY, REVERSE COMMISSION & TARGETS

         4.1      Exclusivity
                  The Supplier undertakes that:

                  (i) it will not enter into any agreement or arrangement for the sale and/or licensing of SoftCD by third parties for the duration of this Agreement except as agreed in 4.1(ii) or as permitted under Clause 4.3;

                  (ii)  the companies -
                        a) which are existing VARs of the Supplier,  and

                        b) with which the Supplier will sign agreements within
                           first three months of this Agreement
                        (all as listed in Schedule 2) ("Existing VARs"), will continue to be VARs of the Supplier for the duration of their VAR agreement which in all cases will terminate at the latest by 15 months after the Commencement Date;

                  (iii) at the end of the Existing VARs' agreements the Supplier will not be able to re-sign these VARs unless:

                        a) agreed in writing with the Distributor; or

                        b) the Existing VARs have

                           1) met their revenue targets under the relevant
                              agreement with the Supplier, and
                           2) are not appointed as VARs by the Distributor
                              pursuant to clause 2.1(iii).
                              in which case the Supplier shall be entitled to re-appoint such VARs on substantially the same terms as before, for a period of one year (at the end of which this Clause 4.1(iii) shall apply again).

         4.2      Reverse commission
                  In consideration for the Distributor's performance of its obligations in Clause 8.1 and compliance with its general obligations under this Agreement:


                  (i) the Supplier will retain *% of all direct revenues or Existing VARs' revenues from any orders for the Products placed for an initial period of three months from the Commencement Date;


                  (ii) the Distributor will receive *% commission for all direct revenues or Existing VARs' revenues received by the Supplier(net) from any orders for the Products placed by customers (and where the Distributor is promoting the Products in accordance with Clause 8.1(i) ) for the period from the end of the third month up to the end of the twelfth month from the Commencement Date;

----------------
*Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.

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________________________________________________________________________________

                  (iii) the Supplier will not be required to pay commission
                        on the first $* of direct revenues under orders placed by customers located in the USA and Canada between the 1st October 2000 and the 31st December 2000;

                  (iv)  the Distributor will receive -

                        a) *% commission for all direct revenues or Existing
                           VARs' revenues received by the Supplier (net) from any orders for SoftCD Additional Features from customers located in Regions where the Distributor retains the Exclusivity (and where the Distributor is promoting the Products in accordance with Clause 8.1(i) ); and

                        b) *% commission for all other direct revenues or
                           Existing VARs' revenues received by the Supplier
                           (net) for the Products placed by customers located in Regions where the Distributor retains the Exclusivity(and where the Distributor is promoting the Products in accordance with Clause 8.1(i) );

                        for the period from the end of the twelfth month from the Commencement Date up to the end of this Agreement;

         4.3      Non-branded units
                  If the Distributor decides to physically or electronically brand the media used for CD-Us then the Supplier will not directly supply CD-Us which are not so branded to its Existing VARs or direct customers (unless a) required to do so in writing by an existing VAR or direct customer and b) the Supplier supplies a copy of such request to the Distributor) from a date starting 90 days after the receipt of confirmation in writing from the Distributor that it can produce sufficient quantities of branded CD-Us at an additional cost that is no greater than (pound)* extra per CD-U to the end customer, PROVIDED THAT the Distributor can and does produce sufficient quantities.

         4.4      *

         4.5      Existing VARs in non-exclusive Regions
                  In the event of termination of the Distributor's rights to appoint VARs in a Region pursuant to Clause 4.4.1, any existing valid appointment of a VAR by the Distributor pursuant to Clause 2.1(iii) shall continue in force for the remainder of the permitted term under Clause 2.1(iii), but not any longer, and provided that:


----------------
*Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.



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                  4.5.1  such appointment shall be solely in accordance with the provisions of the relevant agreement between the VAR and the Distributor;

                  4.5.2 such appointment shall be subject to such provisions on termination for failure to meet targets as are included in the relevant agreement between the VAR and the Distributor;

                  4.5.3  the Distributor shall enforce such provisions strictly.

         4.6      *

         4.7      *

5.       PAYMENT

         5.1      Initial payment
                  In recognition of the value of the Exclusivity the Distributor shall:

                  (i)      *

                  (ii)     *

         5.2      Royalties & support fees

                  5.2.1    SoftCD Publisher
                           The Distributor shall pay to the Supplier a royalty of (pound)* for every copy of iOra SoftCD Publisher which has been supplied by the Supplier to the
                           Distributor:

                           (i) for use by the Distributor whether for its own purposes or for hosting SoftCD Publications for third parties and each copy purchased by the Distributor will entitle the Distributor to


                                a)   demonstrate SoftCD on the basis of such
                                     number of fully functional "not for resale" licenses for the Distributor's internal use for named individuals and


----------------
*Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.

                                b)   to provide hosting services on computer
                                     equipment owned or under the direct control of the Distributor for an unlimited number of SoftCD Publications;

                           (ii)  for supply by the Distributor to the
                                 Distributor's customers or to the Distributor's resellers or to any customer of the Distributor's resellers for use on a single computer such copies to be subject to a license agreement directly between the relevant user and the Supplier entitling the relevant user to support unlimited SoftCD Publications at no extra charge.

                  5.2.2    Additional features
                           The Distributor shall pay to the Supplier a royalty that will be *% of the Supplier's list price for any SoftCD Additional Features supplied by the Supplier to the Distributor for distribution by the Distributor or any of its resellers.

                  5.2.3    SoftCD Publications
                           The Distributor shall pay to the Supplier a royalty that will be *% of the Distributor's list price (if any) of any SoftCD Publications supplied by the Supplier for distribution by the Distributor or any of its resellers PROVIDED THAT the Distributor or its resellers have received payments for the supplied SoftCD Publications.

                           For the avoidance of doubt any prices or payments relating to the provision of hosting services and/or CD-Us are not subject to this clause. Only prices and payments directly and identifiably for SoftCD Publications which are additional to the prices and payments for hosting services and/or CD-Us are subject to this clause.

                  5.2.4    Support
                           The Distributor shall pay to the Supplier *% of the royalty fees payable under clauses 5.2.1, 5.2.2 and
                           5.2.3 in return for the Supplier providing support to the Distributor for twelve months from the delivery of the relevant products in respect of such products.

                           At the end of each twelve month period this support can be purchased, for a further twelve months, subject to the same payment terms as would apply to a new purchaser of the same products.

                  5.2.5    CD-Us
                           The Distributor shall pay to the Supplier a royalty of *p in respect of every CD-U sold by the Distributor or any of its resellers (for the avoidance of doubt no royalty shall be payable on the sale by the Distributor of CD-Us to its resellers for resale by its resellers).

----------------
*Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.

                  5.2.6    Encrypted CD-Us
                           The Distributor shall pay to the Supplier a royalty of *p (in addition to the * payable under Clause
                           5.2.3 ) in respect of every encrypted CD-U (being a CD-U containing files which have been created using the encryption feature built into SoftCD Publisher) sold by the Distributor or any of its resellers (for the avoidance of doubt no royalty shall be payable on the sale by the Distributor of CD-Us to its resellers for resale by its resellers).

5.3      Reporting and payment terms

                  5.3.1 The Distributor will report to the Supplier within 21 days from the end of each calendar quarter (the first calendar quarter commencing on the Commencement Date) as to the quantity of SoftCD Publishers, SoftCD Additional Features, SoftCD Publications for which a charge has been made, CD-Us and Encrypted CD-Us and which the Distributor or its resellers have contracted to sell during the previous quarter and will pay the royalties due for the said quarter within a further period of 30 days.


                  5.3.2 In the event of late payment the Supplier may charge interest on all sums overdue at the rate of 2 per cent per month (or at the maximum amount permitted under any applicable law, if less), compounded monthly from the due date until payment.

6.       INSPECTION AND AUDIT

         6.1      Records

                  6.1.1 Each party shall keep complete and accurate books and records with respect to this Agreement in order to determine accurately the amount owed by each party to the other party hereunder. Each party shall preserve such records for at least two years after the termination of this Agreement.

                  6.1.2 The Distributor shall also procure that each VAR appointed under Clause 2.1(iii) shall keep such records during the term of their appointment and for at least two years after the termination of such appointment.

         6.2      Inspection

                  6.2.1 Each party shall have the right during the term of this Agreement and within two years thereafter, to appoint a Chartered Accountant to inspect, audit and take copies or extracts from such books and records of the other party upon reasonable prior notice during normal business hours at the other party's offices for the purpose of verifying the accuracy of the statements provided under this Agreement. The other party agrees to provide such Chartered Accountant with such assistance, co-operation and further information as the Chartered Accountant may reasonably require for such purpose.

----------------
*Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.

________________________________________________________________________________

                  6.2.2 The Distributor shall also procure that in respect of each VAR appointed under Clause 2.1(iii), the Supplier shall be entitled to carry out such inspection and audit directly.

         6.3      Underpayment

                  6.3.1 If such inspection reveals that the other party's payments were less than the amount, which should have been paid, then the other party shall pay any sums shown to be due together with interest thereon calculated on the basis that such sums fell due on the date on which they should have been declared.

                  6.3.2 In the event of an inspection revealing an error in excess of 5% of the total sums accrued due during the period for which such inspection and audit was made the other party shall pay all the costs of such audit and inspection upon receipt of an appropriate invoice justifying the costs. Otherwise, the auditing party will pay all the costs of the audit and inspection.

7.       TRAINING AND SUPPORT

         7.1      Training
                  The Supplier shall provide reasonable training in the use, installation and maintenance of the Products for the Distributor's personnel as agreed between the parties.

         7.2 End User Support The Distributor and/or its VARs shall use their reasonable endeavors to provide support to End Users on terms and prices to be determined by the Distributor except that the Distributor's VAR's shall be free to determine their own prices for support.

         7.3 Second-line support The Supplier shall provide support to the Distributor in respect of SoftCD as part of the consideration for the payment of royalties pursuant to Clauses 5.2.4, 5.2.5 and 5.2.6.

8.       DISTRIBUTOR'S OBLIGATIONS

         8.1      The Distributor shall:

                  (i) use its reasonable endeavors to promote and extend the sale of the Products throughout the Territory;

                  (ii) at all times maintain adequate demonstration facilities for the Products;

                  (iii) use the Supplier's trade marks and trade names relating to SoftCD only in the registered or agreed style in connection with the marketing and sale of the Products;

                  (iv) whenever CD-U, or any equivalent term, is used in the Distributor's press releases, marketing collateral and products the Distributor should make reasonable endeavors to directly reference (where it is appropriate) SoftCDTM and include acknowledgement of the trademark in the form required by the Supplier and reference to the Supplier's company name and website.

                  (v) whenever SoftCD or Epsilon, or any equivalent term for either, is used in the Distributor's press releases, marketing collateral and products the Distributor should make reasonable endeavors to directly reference SoftCDTM and include acknowledgement of the trademark in the form required by the Supplier and reference to the Supplier's company name and website.

9.       SUPPLIER'S OBLIGATIONS

         9.1      The Supplier shall:

                  (i) provide the Distributor with such marketing and technical assistance as the Distributor may consider reasonably necessary to assist the Distributor with the promotion of the Products and as may reasonably be required to be provided by the Supplier (provided that the Supplier shall not be required to provide direct support to the Distributors or its VARs End Users or to directly support any marketing or joint marketing);

                  (ii) provide second line support to the Distributor in respect of the Products by telephone and email during the Supplier's normal working hours;

                  (iii) answer to the Distributor as soon as reasonably
                        practicable all technical queries raised by the Distributor or its customers concerning the use or application of the Products;

                  (iv) provide the Distributor with adequate quantities of instruction manuals, technical and promotional literature and other information relating to the Products at cost;

                   (v) provide to the Distributor for inclusion in the Products any updates or enhancements to the Products;

                  (vi) provide the Distributor promptly with all information and assistance necessary to enable the Distributor properly to perform its obligations hereunder in respect of any such modified or enhanced versions of the Products;

         9.2 The Supplier shall ensure, to the extent that it has not already done so, that SoftCD is localizable for the markets within each Region where the Distributor can demonstrate that such work to make SoftCD localizable is reasonably necessary.

________________________________________________________________________________

10.      INTELLECTUAL PROPERTY RIGHTS

         Nothing in this Agreement shall operate to transfer any Intellectual Property Rights in or relating to the Products.

11.      CONFIDENTIALITY AND COMPETITION

         11.1 Confidentiality obligations Neither party shall use or divulge or communicate to any person (other than those whose province it is to know the same or as permitted or contemplated by this Agreement or with the written authority of the other party or as may be required by law):

                  (i) any confidential information concerning the products, customers, business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the other party and its subsidiaries which may come to the first party's knowledge during the continuance of this Agreement; or

                  (ii) any of the terms of this Agreement; and each party shall use its best endeavors (i) to prevent the unauthorized publication or disclosure of any such information or documents and (ii) to ensure that any person to whom such information or documents are disclosed by such party is aware that the same is confidential to the other party.

         11.2     Employees
                  Each party shall ensure that its employees are aware of and comply with the confidentiality and non-disclosure provisions contained in this Clause and shall indemnify the other party against any loss or damage which the other may sustain or incur as a result of any breach of confidence by any of such party's employees.

         11.3     Notification of breach
                  If either party becomes aware of any breach of confidence by any of its employees it shall promptly notify the other party and give the other party all reasonable assistance in connection with any proceedings which the other party may institute against any such employees.

         11.4     Survival
                  The provisions of this Clause shall survive the termination of this Agreement but the restrictions contained in Clause 11.1 shall cease to apply to any information which may come into the public domain otherwise than through unauthorized disclosure by the receiving party or its employees.

         11.5     Non-competition

                  11.5.1 The Supplier may terminate the Exclusivity in all Regions on three (3) months' written notice to the Distributor if the Distributor markets or sells CD-Us, which incorporate software with a similar purpose, which compete with SoftCD whether developed by the Distributor or a third party unrelated to the Supplier. Upon the expiration of such notice this Agreement shall continue in full force and effect save for the Exclusivity and provisions relating thereto.

                  11.5.2 On termination of Exclusivity pursuant to clause 11.5.1, the Distributor's rights to appoint VARs under Clause 2.1(iii) shall also terminate.

12.      TERMINATION

         12.1  Grounds for termination
               Notwithstanding anything else contained herein, this Agreement may be terminated by either party forthwith on giving notice in writing to the other if:

               (i) the other party commits any material or persistent breach of any term of this Agreement and (in the case of a breach capable of being remedied) shall have failed, within 30 days after the receipt of a request in writing from the other party so to do, to remedy the breach (such request to contain a warning of such party's intention to terminate);

               (ii) the other party shall have a receiver or administrative receiver appointed over it or any part of its undertaking or assets or shall pass a resolution for winding up (otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction) or a court of competent jurisdiction shall make an order to that effect or if the other party shall enter into any voluntary arrangement with its creditors or shall become subject to an administration order.

         12.2 Compensation for termination Neither party shall not be entitled to any compensation or indemnity (whether for loss of distribution rights, goodwill or otherwise) as of right as a result of the termination of this Agreement in accordance with its terms.



13.      EFFECT OF TERMINATION

         On the termination of this Agreement in accordance with the preceding clause all the rights and obligations of the parties under this Agreement shall automatically terminate except:

         (i) for such rights of action as shall have accrued prior to such termination and any obligations which expressly or by implication are intended to come into or continue in force on or after such termination;

         (ii) the Distributor shall be entitled to sell any of its stocks of the Products which have been fully paid for and which are required to fulfill any unperformed contracts of the Distributor outstanding at the date of termination (and to that extent and for that purpose the provisions of this Agreement shall continue in effect);

         (iii) End Users who have purchased and/or received any of the Products prior to termination or in cases falling within clause 13(ii) shall be permitted to continue using The Products on the terms of the Sub-License and the license to the Distributor shall continue for this purpose only.

________________________________________________________________________________

14.      *

15.      LIABILITY

         15.1     Authority
                  The Supplier warrants to the Distributor that it is entitled to grant the rights granted under this Agreement and that use of the Products in accordance with the Agreement will not infringe the rights of any third party

         15.2.    Performance
                  The Products as supplied to the Distributor shall for a period of ninety (90) days from the date of delivery to or download by the Distributor ("the Warranty Period") operate substantially in conformance with their accompanying documentation.

                  The Distributor's sole remedy and the Supplier's sole liability for breach of the warranty in this Clause 15.2 shall be to correct such breach or (at its option) replace such copy of the Products free of charge, provided that it shall only be required to do so where:

                  15.2.1. the Products have been used at all times properly and in accordance with instructions for use; and

                  15.2.2. no alteration, modification or addition has been made to the Products without the Supplier's prior written consent; and

                  15.2.3. the alleged error, malfunction or inconsistency has been notified to the Supplier within the Warranty Period in writing by post or fax, specifying the Product and the nature of the alleged error or malfunction.

         15.3.    Implied warranties
                  EXCEPT AS OTHERWISE PROVIDED IN THIS CLAUSE, THE SUPPLIER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PRODUCTS, AND ALL WARRANTIES AND CONDITIONS RELATING TO THE PRODUCTS, EITHER EXPRESS OR IMPLIED (INCLUDING BUT NOT LIMITED TO ANY IMPLIED CONDITIONS OF SATISFACTORY QUALITY OR FITNESS FOR ANY PARTICULAR PURPOSE) ARE HEREBY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW.

         15.4.    High Risk Systems
                  It is expressly acknowledged and agreed by the Distributor that:


----------------
*Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.

________________________________________________________________________________

                  15.4.1 the Products are not warranted to be fault-tolerant, and is not intended for the design, construction, maintenance, operation, control, or any other use in connection with High Risk Systems, and any express or implied warranty or condition of fitness for purpose on connection with High Risk Systems is hereby excluded to the fullest extent permitted by law;

                  15.4.2 it is not technically practicable to guarantee software to be error-free, and the Supplier does not guarantee or warrant the Products to be error-free.

         15.5.    Viruses
                  Although the Supplier does not warrant that the Products supplied hereunder shall be free from all known viruses, it has used commercially reasonable efforts to check for the most commonly known viruses. The Distributor is nevertheless solely responsible for virus scanning the Products.

         15.6.    Damage to property
                  Subject to Clause 15.9, the Supplier's liability in respect of any loss of or damage to tangible property caused by its negligence, or the negligence of its employees acting under its control shall be limited to (pound)1,000,000 for each event or series of connected events.

         15.7.    Other loss
                  Except as set out in Clauses 15.6 and 15.9, the Supplier's liability under this Agreement, whether in contract, tort, negligence or howsoever, shall be limited to the sums payable by the Distributor to the Supplier under this Agreement.

         15.8.    Consequential loss
                  Notwithstanding the generality of the above, the Supplier expressly excludes liability for any:

                  15.8.1   consequential loss or damage;
                  15.8.2 loss of or corruption to other software or loss of or corruption to data; or
                  15.8.3   loss of anticipated savings;
                           whether arising from negligence, breach of contract or howsoever.

         15.9.    Personal injury or death
                  Nothing in this Agreement shall limit or is intended to limit the Supplier's liability for death or personal injury caused by the negligence of the Supplier or its employees acting under its control.

16.      WAIVER

         No forbearance, delay or indulgence by either party in enforcing the provisions of this Agreement shall prejudice or restrict the rights of that party nor shall any waiver of its rights operate as a waiver of any subsequent breach and no right, power or remedy herein conferred upon or reserved for either party is exclusive of any other right, power or remedy available to that party and each such right, power or remedy shall be cumulative.

________________________________________________________________________________

17.      INDEMNITIES

         17.1     IPR indemnity
                  The Supplier shall indemnify the Distributor and keep the Distributor fully and effectively indemnified against any and all losses, claims, damages, costs, charges, expenses, liabilities, demands, proceedings and actions which the Distributor may sustain or incur or which may be brought or established against it by any person and which in any case arise out of or in relation to or by reason of any claim or allegation that any of the Products infringes any Intellectual Property Rights of any third party and which are not due to the Distributor's negligence, recklessness or willful misconduct or any breach of its obligations under this Agreement PROVIDED THAT:

                  17.1.1 the Distributor promptly notifies the Supplier of any such claim as soon as it is aware of it;

                  17.1.2 the Distributor permits the Supplier to handle and defend such claim, and provides the Supplier with authority to do so; and

                  17.1.3 the Distributor (at the Supplier's cost) provides the Supplier with such reasonable assistance and information as may reasonably be required in order to handle such action.

                  The indemnity set out above shall not apply to any infringement which: (i) is due solely to the combination of the Products with other software or hardware not provided by the Supplier; or (ii) results from use of the Products outside the scope of or other than in accordance with this Agreement; or (iii) results from failure by the Distributor to use any amended or replacement software provided to the Distributor of equal functionality and quality where the Supplier has notified the Distributor of the possibility of infringement if such amended or replacement software is not adopted.

                  It is acknowledged that it is the Distributor's responsibility to ensure that the Products are not distributed in any jurisdiction within the Territory unless it complies with local laws and regulations relating to its sale and use therein.

         17.2    Distributor indemnity
                  The Distributor shall indemnify the Supplier and keep the Supplier fully and effectively indemnified against any and all losses, claims, damages, costs, charges, expenses, liabilities, demands, proceedings and actions which the Supplier may sustain or incur, or which may be brought or established against it by any person and which in any case arise out of or in relation to or by reason of the negligence, recklessness or willful misconduct of the Distributor or an infringement by the Distributor of the patent rights of any third party in the performance of any of its obligations or the exercise of its rights under this Agreement.

         17.3     Co-operation
                  If any claim is made against either party for which indemnification is sought under this Clause, the indemnified party shall consult with the other and, subject to being secured to its reasonable satisfaction, shall co-operate with the other in relation to any reasonable request made by the other in respect of such claim.

________________________________________________________________________________

18.      FORCE MAJEURE
         Neither party shall be liable for any delay in performing any of its obligations under this Agreement if such delay is caused by circumstances beyond the reasonable control of the party so delaying and such party shall be entitled (subject to giving the other party full particulars of the circumstances in question and to using reasonable endeavors to resume full performance without avoidable delay) to a reasonable extension of time for the performance of such obligations.

19.      NOTICES
         All notices which are required to be given hereunder shall be in writing and shall be sent to the address of the recipient set out in this Agreement or such other address in England as the recipient may designate by notice given in accordance with the provisions of this Clause. Any such notice may be delivered personally or by first class pre-paid letter or facsimile transmission and shall be deemed to have been served if by hand when delivered, if by first class post 48 hours after posting and if by facsimile transmission when dispatched.

20.      INTERPRETATION

         20.1     In this Agreement:

                  (i) reference to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted;

                  (ii) words importing the singular include the plural, words importing any gender include every gender and words importing persons include bodies corporate and unincorporated; and (in each case) vice versa;

                  (iii) any reference to a party to this Agreement includes a reference to his successors in title and permitted assigns;

                  (iv) the headings to the Clauses and sub-clauses are for ease of reference only and shall not affect the interpretation or construction of this Agreement.

21.      GENERAL

         21.1     Entire Agreement & law
                  This Agreement constitutes the entire understanding between the parties concerning the subject matter of this Agreement and shall be governed by and construed in accordance with the laws of England.

         21.2     Waiver
                  No waiver or amendment of any provision of this Agreement shall be effective unless made by a written instrument signed by both parties.

________________________________________________________________________________

         21.3     Severability
                  Each provision of this Agreement shall be construed separately and notwithstanding that the whole or any part of any such provision may prove to be illegal or unenforceable the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect.

         21.4     Assignment
                  This Agreement shall not be assigned by the Distributor without the prior written consent of the Supplier (such consent not to be unreasonably withheld) .

         21.5  Jurisdiction
               The parties submit to the exclusive jurisdiction of the English Courts but without prejudice to either party's rights to bring proceedings in any other jurisdiction where the other party is incorporated or has assets

________________________________________________________________________________


SIGNED BY THE DULY AUTHORISED REPRESENTATIVES OF THE PARTIES

FOR AND ON BEHALF OF iOra LIMITED          FOR AND ON BEHALF OF IQROM
BY:                                        COMMUNICATIONS INC and IQROM
                                           LIMITED
                                           BY:


Signature: /s/ Paddy Falls                 Signature: /s/ Tom Elek
           -------------------------       ---------------------------------

Name: Paddy Falls                          Name: Tom Elek

Position: CEO                              Position: CEO

Date: 23 June 2000                         Date: 23 June 2000

________________________________________________________________________________


                                   SCHEDULE 1
                           MINIMUM ROYALTY LEVELS FOR
                                  THE PRODUCTS
*


                                   SCHEDULE 2
                                 EXISTING VARS

Signed VAR agreements:
*




Pending VAR agreements:

*








----------------
*Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.

________________________________________________________________________________


*


                                   APPENDIX A

                             Template VAR Agreement






                                 -see attached-

                                   APPENDIX B

                                Escrow agreement



                                  see attached



--------------------
*Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and are filed separately with the Securities and Exchange Commission.